As filed with the Securities and Exchange Commission on December 15, 2000
                                                   Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                           Napro BioTherapeutics, Inc.

             (Exact name of registrant as specified in its charter)

                  Delaware                                   84-1187753
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                          Identification Number)

                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                                 (303) 530-8500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                    1994 Long-Term Performance Incentive Plan
                         of NaPro BioTherapeutics, Inc.

                            1998 Stock Incentive Plan
                         of NaPro BioTherapeutics, Inc.

                            (Full title of the plan)
                              -------------------

 Gordon H. Link, Jr.                                  Copies to:
 Chief Financial Officer                       Francis R. Wheeler, Esq.
 6304 Spine Road, Unit A                       Holme Roberts & Owen LLP
 Boulder, Colorado  80301                      1700 Lincoln Street, Suite 4100
 (303) 530-8500                                Denver, Colorado  80203
 (Name, address, and telephone number,         (303) 866-0477
 including area code, of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE


===============================================================================

                                    PROPOSED        PROPOSED
 TITLE OF                           MAXIMUM         MAXIMUM
SECURITIES        AMOUNT            OFFERING       AGGREGATE         AMOUNT OF
  TO BE           TO BE             PRICE PER       OFFERING       REGISTRATION
REGISTERED        REGISTERED (2)    SHARE (3)       PRICE (3)          FEE
----------        ---------------   ----------     ----------      -------------


Common Stock      2,500 Shares      $ 1.7188       $    4,297.00   $    1.19
($.0075          45,875 Shares      $ 1.9781       $   90,745.34   $   25.23
value) (1)        1,050 Shares      $ 2.0000       $    2,100.00   $    0.58
                262,500 Shares      $ 2.1300       $  559,125.00   $  155.44
                165,570 Shares      $ 2.2500       $  372,532.50   $  103.56
                 10,000 Shares      $ 2.4060       $   24,060.00   $    6.69
                525,000 Shares      $ 2.5000       $1,312,500.00   $  364.88
                120,000 Shares      $ 2.6560       $  318,720.00   $   88.60
                 60,000 Shares      $ 3.2500       $  195,000.00   $   54.21
                252,282 Shares      $ 6.5000       $1,639,833.00   $  455.87
                  3,580 Shares      $ 6.8750       $   24,612.50   $    6.84
                467,118 Shares      $ 7.8750       $3,678,554.25   $1,022.64
                  4,000 Shares      $ 8.5000       $   34,000.00   $    9.45
                 10,000 Shares      $ 8.7500       $   87,500.00   $   24.33
                    500 Shares      $ 8.9375       $    4,468.75   $    1.24
                  4,000 Shares      $ 9.0000       $   36,000.00   $   10.01
              1,174,561 Shares      $ 7.2500       $8,515,567.25   $2,367.33

TOTAL         3,108,536 Shares                    $16,899,615.59   $4,698.09
================================================================================


(1) Includes Preferred Stock purchase rights under our Rights Agreement dated as of November 8, 1996 with American Stock Transfer and Trust Company.

(2) 2,308,536 and 800,000 shares are covered by the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan, respectively.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended based on (a) an exercise price of $1.7188 per share for 2,500 shares, $1.9781 for 45,875 shares, $2.00 for 1.050 shares, $2.13 for 262,500 shares, $2.25 for 165,570 shares, $2.406 for 10,000 shares, $2.50 for
         525,000 shares, $2.656 for 120,000 shares, $3.25 for 60,000 shares,
         $6.50 for 252,282 shares, $6.875 for 3,580 shares, $7.875 for 467,118 shares, $8.50 for 4,000 shares, $8.75 for 10,000 shares, $8.9375 for
         500 shares and $9.00 for 4,000 shares, and (b) an exercise price of $7.25 per share (the average of the high and low sales price for Common Stock on December 8, 2000, as reported on the Nasdaq market) for 1,174,561 shares of Common Stock covered by the Registrant's Plans which are not subject to outstanding awards.

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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed with the Commission on May 1, 2000.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (3) The Company's Current Report on Form 8-K filed on November 7, 2000.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The description of our common stock included in the Registration Statement on Form 8-A filed June 17, 1994, as amended on July 27, 1994.

         The description of our Rights to Purchase Class B Junior Participating Preferred Stock on Form 8-A filed November 26, 1996.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the DGCL contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

         The Certificate of Incorporation and the Bylaws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law. In addition, the Registrant maintains an officers and directors liability insurance policy. The Certificate of Incorporation limits the liability of our directors for monetary damages for breaches of directors' fiduciary duty of care. In addition, the Certificate of Incorporation requires us to indemnify our directors, officers, employees and agents serving at our request against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to our best interests. The Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we will agree to indemnify and hold harmless each director and executive officer to the full extent permitted or authorized by the DGCL. The foregoing may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

         The above discussion of the Company's Articles of Incorporation, Bylaws and the DGCL is only a summary and is qualified in its entirety by the full text of the foregoing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1 Amended and Restated Certificate of Incorporation of the Company, as amended August 2, 1996. (1)

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 29, 1998. (2)

4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 13, 2000. (3)

4.4      Certificate of Designation for Convertible Preferred Stock,
         Series A. (4)

4.5 Certificate of Designation for Series B Junior Participating Preferred Stock. (5)

4.6      Certificate of Designation of Series C Senior Convertible Preferred
         Stock. (6)

4.7      Bylaws of the Company.  (7)

4.8      Common Stock Certificate.  (7)

5.1      Legality Opinion of Holme Roberts & Owen LLP.*

23.1     Consent of Ernst & Young LLP.*

23.2 Consent of Holme Roberts & Owen LLP is contained in its legality opinion as Exhibit 5.1

24.1     Powers of Attorney*
-----------------
*       Filed herewith.

(1) Incorporated herein by reference from the Company's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1996 (File Number 0-24320).

(2) Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File Number 0-24320).

(3) Incorporated herein by reference from the Company's registration statement on Form S-3 filed December 1, 2000 (File Number 333-51070).

(4) Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended June 30, 1995 (File number 0-24320).

(5) Incorporated herein by reference from the Company's November 8, 1996 Current Report on Form 8-K (File Number 0-24320).

(6) Incorporated herein by reference from the Company's Registration Statement on Form S-3, filed on December 16, 1997 (File Number 333-42419).

(7) Incorporated herein by reference from the Registration Statement on Form S-1 of the Company, filed with the Commission on July 24, 1994 (File Number 33-78016).

ITEM 9   UNDERTAKINGS

         (a)      Rule 415 Offerings.

The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (a)(1)(i) and (a)(1)
(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 15th day of December, 2000.

                                     NaPro BioTherapeutics, Inc.,
                                     a Delaware corporation


                                     By: /s/ Gordon S. Link, Jr.
                                         _________________________
                                         Gordon S. Link, Jr.
                                         Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                      Title / Position Held     Date


         *                      Chairman of the Board of  December 15, 2000
__________________________      Directors, Chief Executiv
Leonard P. Shaykin              Officer

         *
__________________________      Vice Chairman, President  December 15, 2000
Sterling K. Ainsworth, Ph.D.

         *
__________________________      Director                  December 15, 2000
Patricia A. Pilia, Ph.D.


/s/ Gordon H. Link, Jr.        Vice President, Chief      December 15, 2000
__________________________     Financial Officer
Gordon H. Link, Jr.            (Principal Financial
                               Officer)

         *
__________________________     Controller (Principal      December 15, 2000
Robert L. Poley                Accounting Officer)

         *
__________________________     Director                   December 15, 2000
Edward L. Erickson

         *
__________________________     Director                   December 15, 2000
Arthur H. Hayes, Jr. M.D.

         *
__________________________     Director                   December 15, 2000
Marc J. Ostro, Ph.D.

         *
__________________________     Director                   December 15, 2000
The Honorable Richard N.
Perle

         *
__________________________     Director                   December 15, 2000
Robert E. Pollack, Ph.D.

--------------
*  By:  /s/ Gordon H. Link, Jr.
        ______________________
         Gordon H. Link, Jr.,
         as attorney in fact

                                  EXHIBIT INDEX

Exhibit

Number        Description                                        Page

5.1           Legality Opinion of Holme Roberts & Owen LLP.         9
23.1          Consent of Ernst & Young LLP.                        10
24.1          Powers of Attorney.                                  11

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